ALLERGAN ANNOUNCES EXERCISE OF OVER-ALLOTMENT OPTIONS FOR $50 MILLION OF 1.50% CONVERTIBLE SENIOR NOTES
(IRVINE, Calif., April 7, 2006)-Allergan, Inc. (NYSE:AGN) announced today that the initial purchasers of its $700 million in aggregate principal amount of 1.50% Convertible Senior Notes due 2026 have exercised their over-allotment option in full to purchase an additional $50 million aggregate principal amount of notes. Including the sale of the additional notes, which is scheduled to settle on Wednesday, April 12, 2006, the aggregate principal amount of notes sold by Allergan in this offering will be $750 million.
The notes are being offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 by means of an offering memorandum.
About Allergan, Inc.
Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global health care company providing specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the ophthalmology, neurosciences, medical dermatology, medical aesthetics and other specialty markets that deliver value to its customers, satisfy unmet medical needs and improve patients’ lives.
Forward-Looking Statements
This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting the offering of the notes and Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; the performance, including the approval, introduction and consumer and physician acceptance, of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the potential adverse effects of negative publicity concerning any of Allergan’s products, the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner; and Allergan’s efforts to integrate Inamed’s business and operations acquired in the recently completed acquisition and to otherwise realize the strategic and synergistic benefits sought in such acquisition. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; and the state of the economy worldwide, can materially affect the completion of the offerings and Allergan’s results. Therefore, the reader is cautioned not to unduly rely on any of these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2005 Form 10-K. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
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